UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2025

PRA Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia	23502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-772-7326

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer and Director Transitions

On April 2, 2025, Vikram A. Atal, President and Chief Executive Officer of PRA Group, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) of his decision to retire as President and Chief Executive Officer and as a member of the Board, effective on June 17, 2025, immediately following the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). As a result, Mr. Atal will not stand for re-election to the Board at the 2025 Annual Meeting. Mr. Atal’s decision to retire was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Atal will remain an employee of the Company in a Senior Advisor role until December 31, 2025.

On April 2, 2025, the Board appointed Martin Sjolund to succeed Mr. Atal as the Company’s President and Chief Executive Officer, effective on June 17, 2025, immediately following the 2025 Annual Meeting.

Mr. Sjolund, age 52, has served as the President of PRA Group Europe since June 2018, leading all areas of the European business, with expanded responsibility for Canada and Australia beginning in 2023. Mr. Sjolund served as Director – Group Strategy and Corporate Development (Europe) of Aktiv Kapital from 2011 to 2014 when Aktiv Kapital was acquired by the Company. He held the same position with the Company until November 2015 when he was appointed Chief Operating Officer – Europe, a position he held until June 2018.

There are no arrangements or understandings between Mr. Sjolund and any other persons pursuant to which he was appointed as President and Chief Executive Officer. There are no family relationships between Mr. Sjolund and any director or executive officer of the Company, and Mr. Sjolund has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As of the date of this Current Report on Form 8-K, no compensation determinations have been made related to the appointment of Mr. Sjolund discussed above. The terms and conditions of Mr. Sjolund’s employment and compensation continue to apply.

In addition, on April 2, 2025, Glenn P. Marino notified the Company of his decision to retire from the Board immediately following the 2025 Annual Meeting. Mr. Marino’s decision to retire was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result, Mr. Marino will not stand for re-election to the Board at the 2025 Annual Meeting.

Separation Arrangement with Current Chief Executive Officer

Mr. Atal will receive the separation benefits payable in accordance with the terms of his previously disclosed employment agreement and equity award agreements. See the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2023, for further information.

In connection with his retirement, Mr. Atal will provide the Company with a general release of claims and will remain subject to certain non-compete, non-solicitation and confidentiality restrictive covenants for a period following his resignation from the Company.

Item 7.01	Regulation FD Disclosure.

On April 7, 2025, the Company issued a press release announcing the leadership transition discussed in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

None of the information furnished in Item 7.01 or Exhibit 99.1 of this Current Report on Form 8-K shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Unless expressly set forth by specific reference in such filings, none of the information furnished in this Current Report on Form 8-K shall be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated April 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA GROUP, INC.

Date: April 7, 2025	By:	/s/ Rakesh Sehgal
Rakesh Sehgal
Executive Vice President and Chief Financial Officer